                      ML PRINCIPAL PROTECTION L.P.

                      (A DELAWARE LIMITED PARTNERSHIP)

                      Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000 and Independent Auditors' Report

[MERRILL LYNCH LOGO]

ML PRINCIPAL PROTECTION L.P.
(A DELAWARE LIMITED PARTNERSHIP)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                                              PAGE
                                                                                                              ----
INDEPENDENT AUDITORS' REPORT                                                                                     1

CONSOLIDATED FINANCIAL STATEMENTS:

  Consolidated Statements of Financial Condition as of December 31, 2002 and 2001                                2

  Consolidated Statements of Income for the years ended December 31, 2002, 2001 and 2000                         3

  Consolidated Statements of Changes in Partners' Capital for the years ended December 31, 2002,
      2001 and 2000                                                                                              4

  Financial Data Highlights for the year ended December 31, 2002                                                 5

  Notes to Consolidated Financial Statements                                                                  6-13

INDEPENDENT AUDITORS' REPORT

To the Partners of
 ML Principal Protection L.P.:

We have audited the accompanying consolidated statements of financial condition of ML Principal Protection L.P. (the "Partnership") as of December 31, 2002 and 2001, and the related consolidated statements of income and of changes in partners' capital for each of the three years in the period ended December 31, 2002 and the financial data highlights for the year ended December 31, 2002. These financial statements and financial data highlights are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial data highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial data highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements and financial data highlights present fairly, in all material respects, the financial position of ML Principal Protection L.P. as of December 31, 2002 and 2001, and the results of their operations and changes in their partners' capital and the financial data highlights for each of the periods presented in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP


New York, New York
March 3, 2002

ML PRINCIPAL PROTECTION L.P.
(A DELAWARE LIMITED PARTNERSHIP)

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2002 AND 2001

--------------------------------------------------------------------------------

                                                      2002            2001
                                                  ------------     ------------
ASSETS

Equity in commodity futures trading accounts:
    Cash and options premiums                     $  1,960,792     $  3,978,866
Investment in MM LLC (Note 2)                       16,280,408       17,346,923
Receivable from Investment in MM LLC (Note 2)                -          158,259
Accrued interest receivable (Note 3)                     2,028            5,933
                                                  ------------     ------------

                TOTAL                             $ 18,243,228     $ 21,489,981
                                                  ============     ============

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
    Redemptions payable (Note 1)                  $    497,074     $    184,701
    Payable to Investment in MM LLC (Note 2)           305,592                -
                                                  ------------     ------------

            Total liabilities                          802,666          184,701
                                                  ------------     ------------

PARTNERS' CAPITAL:
 General Partners (1,584 and 2,105 Units)              185,021          233,900
 Limited Partners (147,723 and 189,440 Units)       17,255,541       21,071,380
                                                  ------------     ------------

            Total partners' capital                 17,440,562       21,305,280
                                                  ------------     ------------

                TOTAL                             $ 18,243,228     $ 21,489,981
                                                  ============     ============

NET ASSET VALUE PER UNIT (Note 6)

See notes to consolidated financial statements.

ML PRINCIPAL PROTECTION L.P.
(A DELAWARE LIMITED PARTNERSHIP)

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

                                                             2002             2001              2000
                                                         ------------     ------------      ------------
REVENUES

Trading profit (loss):
    Realized                                             $  1,544,945     $  2,827,944      $    388,404
    Change in unrealized                                      404,007       (1,336,518)        1,082,050
    Settlement proceeds (Note 9)                              308,142                -                 -
                                                         ------------     ------------      ------------

        Total trading results                               2,257,094        1,491,426         1,470,454

Interest income (Note 3)                                      364,235          847,680         1,936,380
                                                         ------------     ------------      ------------

            Total revenues                                  2,621,329        2,339,106         3,406,834
                                                         ------------     ------------      ------------

EXPENSES

Brokerage commissions (Note 3)                              1,142,131        1,351,049         1,923,409
Administrative fees (Note 3)                                   38,071           45,035            71,476
Profit Shares (Note 5)                                        273,852          250,522           270,203
                                                         ------------     ------------      ------------

            Total expenses                                  1,454,054        1,646,606         2,265,088
                                                         ------------     ------------      ------------

INCOME BEFORE MINORITY INTEREST                             1,167,275          692,500         1,141,746

Minority interest income                                            -                -           (48,173)
                                                         ------------     ------------      ------------

NET INCOME                                               $  1,167,275     $    692,500      $  1,093,573
                                                         ============     ============      ============

NET INCOME PER UNIT:

     Weighted average number of General Partner
     and Limited Partner Units outstanding (Note 7)           172,404          214,642           312,054
                                                         ============     ============      ============

     Net income per weighted average General Partner
     and Limited Partner Unit                            $       6.77     $       3.23      $       3.50
                                                         ============     ============      ============

All items of income and expenses prior to September 1, 2000 was derived from the invesment in MM LLC.

See notes to consolidated financial statements.

ML PRINCIPAL PROTECTION L.P.
(A DELAWARE LIMITED PARTNERSHIP)

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

                                                       GENERAL           LIMITED
                                       UNITS           PARTNER           PARTNERS           TOTAL
                                   ------------      ------------      ------------      ------------
PARTNERS' CAPITAL,
  DECEMBER 31, 1999                     390,741      $  1,023,562      $ 40,659,206      $ 41,682,768

Net income                                    -            18,730         1,074,843         1,093,573

Distributions                                 -            (9,355)         (618,842)         (628,197)

Redemptions                            (148,405)         (733,977)      (14,715,316)      (15,449,293)
                                   ------------      ------------      ------------      ------------

PARTNERS' CAPITAL,
  DECEMBER 31, 2000                     242,336           298,960        26,399,891        26,698,851

Net income                                    -            11,088           681,412           692,500

Distributions                                 -            (5,849)         (448,788)         (454,637)

Redemptions                             (50,791)          (70,299)       (5,561,135)       (5,631,434)
                                   ------------      ------------      ------------      ------------

PARTNERS' CAPITAL,
  DECEMBER 31, 2001                     191,545           233,900        21,071,380        21,305,280

Net income                                    -            14,013         1,153,262         1,167,275

Distributions                                 -            (2,890)         (232,557)         (235,447)

Redemptions                             (42,238)          (60,002)       (4,736,544)       (4,796,546)
                                   ------------      ------------      ------------      ------------

PARTNERS' CAPITAL,
  DECEMBER 31, 2002                     149,307      $    185,021      $ 17,255,541      $ 17,440,562
                                   ============      ============      ============      ============

See notes to consolidated financial statements.

ML PRINCIPAL PROTECTION L.P.
(A DELAWARE LIMITED PARTNERSHIP)

FINANCIAL DATA HIGHLIGHTS
FOR THE YEAR ENDED DECEMBER 31, 2002
--------------------------------------------------------------------------------

The following per Unit data ratios have been derived from information provided in the financial statements.

Increase (Decrease) in Net Asset Value

                                       SERIES A    SERIES B    SERIES C    SERIES D    SERIES E    SERIES F    SERIES G    SERIES H
                                       --------    --------    --------    --------    --------    --------    --------    --------
PER UNIT OPERATING PERFORMANCE:
Net asset value, beginning of period   $ 112.51    $ 111.80    $ 107.78    $ 106.95    $ 108.39    $ 107.16    $ 105.91    $ 104.16

Realized trading profit                   12.45       11.97       13.62       10.72        6.18        1.17        1.15       (1.72)
Change in unrealized                       3.49        3.36        3.05        1.26        2.43       (0.53)      (0.56)      (0.50)
Settlement proceeds                        1.86        1.79        1.76        1.71        1.78        1.68        1.67        1.64
Interest income                            2.21        2.13        2.01        1.92        1.96        1.77        1.76        1.73
Expenses                                 (10.50)     (10.29)      (9.50)      (6.97)      (6.15)      (0.17)      (0.18)      (0.16)
                                       --------------------------------------------------------------------------------------------

Net Asset Value, before distributions    122.02      120.76      118.72      115.59      114.59      111.08      109.75      105.15
Cash distribution                             -       (3.50)      (3.50)      (3.50)      (3.50)      (3.50)      (3.50)      (3.50)
                                       --------------------------------------------------------------------------------------------

Net asset value, end of the period     $ 122.02    $ 117.26    $ 115.22    $ 112.09    $ 111.09    $ 107.58    $ 106.25    $ 101.65
                                       ============================================================================================
Total investment return,
 compounded monthly                        8.45%       8.27%      10.53%       8.35%       5.72%       3.79%       3.76%       0.98%
                                       ============================================================================================

RATIOS TO AVERAGE NET ASSETS:

Expenses                                   9.24%       9.37%       8.62%       6.40%       5.66%       0.17%       0.20%       0.19%
                                       ============================================================================================

Net income                                 7.51%       6.74%       9.51%       7.81%       5.43%       3.66%       3.45%       0.81%
                                       ============================================================================================

Increase (Decrease) in Net Asset Value

                                   SERIES K   SERIES L   SERIES M   SERIES N   SERIES O   SERIES P   SERIES Q   SERIES R   SERIES S
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------
PER UNIT OPERATING PERFORMANCE:

Net asset value, beginning of
 period                             $117.09    $114.12    $115.73    $111.59    $111.91    $114.15    $105.53    $106.57    $107.41

Realized trading profit                9.59       9.35       9.48       9.14       9.17       9.35       8.64       8.73       8.80
Change in unrealized                   3.57       3.48       3.53       3.41       3.42       3.48       3.22       3.25       3.28
Settlement proceeds                    1.94       1.89       1.92       1.85       1.85       1.89       1.75       1.76       1.78
Interest income                        2.29       2.23       2.26       2.18       2.19       2.23       2.06       2.08       2.10
Expenses                             (10.81)    (10.54)    (10.69)    (10.32)    (10.37)    (10.55)     (9.76)     (9.85)     (9.93)
                                    -----------------------------------------------------------------------------------------------

Net asset value, end of the period  $123.67    $120.53    $122.23    $117.85    $118.17    $120.55    $111.44    $112.54    $113.44
                                    ===============================================================================================
Total investment return,
 compounded monthly                    5.62%      5.62%      5.61%      5.61%      5.60%      5.60%      5.61%      5.61%      5.61%
                                    ===============================================================================================

RATIOS TO AVERAGE NET ASSETS:

Expenses                               9.22%      9.25%      9.69%      9.19%      9.28%      9.26%      9.27%      9.19%      9.23%
                                    ===============================================================================================

Net income                             4.86%      5.38%      6.30%      4.52%      5.55%      5.44%      5.50%      5.03%      4.62%
                                    ===============================================================================================

See note to consolidated financial statements.

     ML PRINCIPAL PROTECTION L.P.
     (A DELAWARE LIMITED PARTNERSHIP)

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     ---------------------------------------------------------------------------
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

     ML Principal Protection L.P (the "Partnership") was organized as an open-end fund under the Delaware Revised Uniform Limited Partnership Act on January 3, 1994 and commenced trading activities on October 12, 1994. The Partnership engages (currently, through a limited liability company (see below)) in the speculative trading of futures, options on futures, forwards and options on forward contracts on a wide range of commodities. MLIM Alternative Strategies LLC ("MLIM AS LLC"), a wholly-owned subsidiary of Merrill Lynch Investment Managers, LP ("MLIM"), which, in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), is the general partner of the Partnership. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is the Partnership's commodity broker. All of the Partnership's assets are held in accounts maintained at MLPF&S. MLIM AS LLC intends to maintain a general partner's interest of at least 1% of the total capital in each series of units. MLIM AS LLC and the Limited Partners share in the profits and losses of the Partnership in proportion to the respective interests in the Partnership.

     Many of the multi-advisor funds (the "Multi-Advisor Funds") sponsored by MLIM AS LLC, including the Partnership, allocate their assets to a number of the same independent advisors (the "Advisors"). These Multi-Advisor Funds invest in a limited liability company, ML Multi-Manager Portfolio LLC ("MM LLC"), a Delaware limited liability company, which operates a single account with each Advisor selected. On September 1, 2000, the Partnership joined MM LLC along with another Multi-Advisor Fund sponsored by MLIM AS LLC. MM LLC is managed by MLIM AS LLC, has no investors other than the Multi-Advisor Funds and serves solely as the vehicle through which the assets of such Multi-Advisor Funds are combined in order to be managed through single rather than multiple accounts. The placement of assets into MM LLC did not change the operations or fee structure of the Partnership; therefore, the following notes also relate to the operation of the Partnership through its investment in MM LLC. The administrative authority over the Partnership remains with MLIM AS LLC. MLIM AS LLC, on an ongoing basis, may change the number of Multi-Advisor Funds investing in MM LLC. As of December 31, 2002, 2001 and 2000, the Partnership's percentage of ownership share of MM LLC was 9.39%, 8.61% and 8.05%, respectively. MLIM AS LLC selects the Advisors to manage MM LLC's assets, and allocates and reallocates such trading assets among existing, replacement and additional Advisors.

     Prior to January 1, 2001 the Partnership executed all its speculative trading through ML Principal Protection Trading L.P. (the "Trading Partnership"), of which the Partnership was the sole limited partner. On January 1, 2001, the Trading Partnership was dissolved. MLIM AS LLC redeemed its entire investment and the Partnership immediately invested its redemption proceeds directly into MM LLC, giving the Partnership a direct investment in MM LLC rather than through the Trading Partnership. This action did not effect the operation of the Partnership or MM LLC and was done at no cost to the investors.

     The consolidated financial statements include the accounts of the Trading Partnership. All related transactions and intercompany balances between the Partnership and the Trading Partnership were eliminated in consolidation.

     The ownership by MLIM AS LLC in the Trading Partnership represented a minority interest when the financial results of the Trading Partnership were consolidated into those of the Partnership. MLIM AS

     LLC's share of the Trading Partnership's profits and losses was deducted from the Consolidated Statements of Operations, and MLIM AS LLC's interest in the Trading Partnership reduced partners' capital on the Consolidated Statements of Financial Condition and the Consolidated Statements of Changes in Partners' Capital.

     The Partnership may issue different series of units of limited partnership interest ("Units") generally as of the beginning of each calendar quarter. Each series has its own Net Asset Value per Unit. For series issued prior to May 1, 1997, each series may allocate different percentages of their total capital to trading. For series issued after May 1, 1997, all such series must allocate the same percentage of their total capital to trading. All series, regardless of when issued, trade through MM LLC, under the direction of the same combination of independent advisors (the "Advisors"), chosen from time to time by MLIM AS LLC to manage the trading.

     MLIM AS LLC determines what percentage of the Partnership's total capital attributable to each series of units to allocate to trading by investing in MM LLC, attempting to balance the desirability of reducing the opportunity costs of the Partnership's "principal protection" structure against the necessity of preventing Merrill Lynch from being required to make any payments to the Partnership under the Merrill Lynch guarantee (see Note 8), and subject to the requirement that all series issued after May 1, 1997 must allocate the same percentage of their capital to trading, through MM LLC.

     ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Commodity futures, options on futures, forwards and options on forward contracts are recorded on the trade date and open contracts are reflected in Net unrealized profit (loss) on open contracts in the Statements of Financial Condition of MM LLC at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value.

     Prior to September 1, 2000, the change in unrealized profit (loss) on open from one period to the next is reflected under Trading profit (loss):
     Change in unrealized in the Consolidated Statements of Operations. Subsequent to September 1, 2000, the change in unrealized profit (loss) on open contracts is reflected in the financial statements of MM LLC in the same manner. See Note 2 for discussion of revenue recognition for the Partnership's investment in MM LLC.

     FOREIGN CURRENCY TRANSACTIONS

     The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Consolidated Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results.

     OPERATING EXPENSES AND SELLING COMMISSIONS

     MLIM AS LLC pays all routine operating costs (including legal, accounting, printing, postage and similar administrative expenses) of the Partnership and the Trading Partnership, including the cost of the ongoing offering of the Units. MLIM AS LLC receives an administrative fee as well as a portion of the brokerage commissions paid to MLPF&S by the Partnership (through MM LLC after September 1, 2000)(See Note 3).

     No selling commissions have been or are paid directly by Limited Partners. All selling commissions are paid by MLIM AS LLC.

     INCOME TAXES

     No provision for income taxes has been made in the accompanying consolidated financial statements as each Partner is individually responsible for reporting income or loss based on such Partner's respective share of the Partnership's consolidated income and expenses as reported for income tax purposes.

     REDEMPTIONS

     A Limited Partner may redeem some or all of such Partner's Units at Net Asset Value as of the close of business on the last business day of any month upon ten calendar days' notice.

     DISSOLUTION OF THE PARTNERSHIP

     The Partnership will terminate on December 31, 2024 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Limited Partnership Agreement.

     RECLASSIFICATION

     Certain 2001 and 2000 information has been reclassified to conform to the 2002 presentation.

2.   INVESTMENT IN MM LLC

     Effective September 1, 2000, the Partnership consolidated its trading accounts with those of certain other multi-advisor managed future funds sponsored by MLIM AS LLC. The Partnership is no longer trading through the Trading Partnership through managed accounts with each of its Advisors, but is investing in MM LLC. The consolidation was effected by having the Partnership close its existing individual trading accounts and invest in MM LLC, which maintains a single account with each Advisor selected. No additional fees or charges were incurred by the Partnership or any investor as a result of the consolidation. MLIM AS LLC absorbed all costs related to the consolidation.

     The financial statements of MM LLC are bound together with this report and should be read in conjunction with the Partnership's financial statements. The investment in MM LLC is reflected in the financial statements at fair value based upon the Partnership's interest in MM LLC. Fair value of the investment in MM LLC is equal to the market value of the net assets of MM LLC allocable to the Partnership as an investor. The resulting difference between cost and fair value is reflected on the Statements of Operations as Income from investment in MM LLC.

3.   RELATED PARTY TRANSACTIONS.

     The Partnership's U.S. dollar assets are maintained at MLPF&S. On assets held in U.S. dollars, Merrill Lynch credits the Partnership with interest at the prevailing 91-day U.S. Treasury bill rate. The Partnership is credited with interest on any of its net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefits, in excess of the interest, which Merrill Lynch pays to the Partnership, from possession of such assets. The Partnership's U.S. dollar assets invested in MM LLC are also maintained at MLPF&S. MLPF&S credits

     MM LLC with interest in the same manner. The Partnership indirectly receives this interest through its investment in MM LLC.

     Merrill Lynch charges the Partnership directly, and after September 1, 2000 through MM LLC, Merrill Lynch's cost of financing realized and unrealized losses on the Partnership's non-U.S. dollar-denominated positions.

     The Partnership pays brokerage commissions to MLPF&S in respect of each series of Units at a flat monthly rate of .625 of 1% (a 7.50% annual rate) of such series' month-end assets invested in MM LLC, or the Trading Partnership prior to September 1, 2000. The Partnership also pays MLIM AS LLC a monthly administrative fee of .021 of 1% (a 0.25% annual rate) of the Partnership's total month-end assets. Assets committed to trading and total assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

     MLPF&S pays the Advisors annual Consulting Fees ranging up to 2.5% of the Partnership's average month-end assets allocated to them for management, after reduction for a portion of the brokerage commissions accrued with respect to such assets.

4.   ANNUAL DISTRIBUTIONS

     The Partnership makes annual fixed-rate distributions, payable irrespective of profitability, of $3.50 per Unit on Units issued prior to May 1, 1997 until the Principal Assurance Date (see Note 8). The Partnership may also pay discretionary distributions on such series of Units of up to 50% of any Distributable New Appreciation, as defined on such Units. No distributions are payable on Units issued after May 1, 1997. For the years ended December 31, 2002, 2001 and 2000, the Partnership made the following distributions:

                          DISTRIBUTION        FIXED-RATE    DISCRETIONARY
           SERIES              DATE          DISTRIBUTION    DISTRIBUTION
       -------------- ---------------------------------------------------
     2002
     -----
         Series B             01/1/2002           $ 3.50             $ -
         Series C             04/1/2002             3.50               -
         Series D             07/1/2002             3.50               -
         Series E             10/1/2002             3.50               -
         Series F             01/1/2002             3.50               -
         Series G             04/1/2002             3.50               -
         Series H             07/1/2002             3.50               -
     2001
     ----
         Series A             10/1/2001           $ 3.50             $ -
         Series B             01/1/2001             3.50               -
         Series C             04/1/2001             3.50               -
         Series D             07/1/2001             3.50               -
         Series E             10/1/2001             3.50               -
         Series F             01/1/2001             3.50               -
         Series G             04/1/2001             3.50               -
         Series H             07/1/2001             3.50               -
     2000
     -----
         Series A             10/1/2000           $ 3.50             $ -
         Series B             01/1/2000             3.50               -
         Series C             04/1/2000             3.50               -
         Series D             07/1/2000             3.50               -
         Series E             10/1/2000             3.50               -
         Series F             01/1/2000             3.50               -
         Series G             04/1/2000             3.50               -
         Series H             07/1/2000             3.50               -

5.   ADVISORY AGREEMENTS

     MM LLC, the Trading Partnership prior to September 1, 2000, and the Advisors have each entered into Advisory Agreements. These Advisory Agreements generally renew annually after they are entered into, subject to certain rights exercisable by the Partnership. The Advisors determine the commodity futures, options on futures, forwards and option on forward contract trades to be made on behalf of their respective MM LLC accounts, subject to certain rights reserved by MLIM AS LLC.

     Profit Shares, generally ranging from 20% to 25% of any New Trading Profit, as defined, recognized by each Advisor individually, irrespective of the overall performance of any series, either as of the end of each calendar quarter or year and upon the net reallocation of assets away from an Advisor, including unit redemptions, are paid by MM LLC (and prior to September 1, 2000, directly by the Partnership) to the appropriate Advisors to the extent of the applicable percentage of any New Trading Profit attributable to such Units.

6.   NET ASSET VALUE PER UNIT

     At December 31, 2002, the Net Asset Values of the different series of Units were as follows:

                                                       NUMBER       NET ASSET VALUE
                                NET ASSET VALUE       OF UNITS          PER UNIT
                                ----------------------------------------------------
     Series A Units             $      4,554,926       37,329.0000  $         122.02
     Series B Units                      361,036        3,079.0000            117.26
     Series C Units                      754,685        6,550.0000            115.22
     Series D Units                    2,324,762       20,741.0000            112.09
     Series E Units                    1,327,640       11,951.4800            111.09
     Series F Units                      829,625        7,711.3400            107.58
     Series G Units                      585,224        5,508.0300            106.25
     Series H Units                      547,940        5,390.6650            101.65
     Series K Units                    2,302,631       18,619.0000            123.67
     Series L Units                    1,390,508       11,536.2800            120.53
     Series M Units                      726,816        5,946.4607            122.23
     Series N Units                      207,135        1,757.6778            117.85
     Series O Units                      624,977        5,288.7419            118.17
     Series P Units                      228,921        1,899.0000            120.55
     Series Q Units                      185,883        1,667.9408            111.44
     Series R Units                      433,969        3,856.0000            112.54
     Series S Units                       53,884          475.0000            113.44
                                ----------------  ----------------
                                $     17,440,562      149,306.6162
                                ================  ================

     At December 31, 2001, the Net Asset Values of the different series of Units were as follows:

                                                       NUMBER       NET ASSET VALUE
                                NET ASSET VALUE       OF UNITS          PER UNIT
                                ----------------------------------------------------
     Series A Units             $      5,306,952       47,168.0000  $         112.51
     Series B Units                      463,202        4,143.0000            111.80
     Series C Units                      824,171        7,647.0000            107.78
     Series D Units                    2,511,793       23,486.0000            106.95
     Series E Units                    1,596,682       14,730.6800            108.39
     Series F Units                      931,116        8,689.3400            107.16
     Series G Units                      718,712        6,786.0300            105.91
     Series H Units                      779,108        7,479.9150            104.16
     Series K Units                    2,909,351       24,847.0000            117.09
     Series L Units                    1,392,555       12,202.0300            114.12
     Series M Units                    1,975,029       17,065.9607            115.73
     Series N Units                      230,060        2,061.6778            111.59
     Series O Units                      610,319        5,453.7419            111.91
     Series P Units                      231,271        2,026.0000            114.15
     Series Q Units                      244,155        2,313.6908            105.53
     Series R Units                      512,598        4,810.0000            106.57
     Series S Units                       68,206          635.0000            107.41
                                ----------------  ----------------
                                $     21,305,280      191,545.0662
                                ================  ================

7.   WEIGHTED AVERAGE UNITS

     Weighted average number of Units outstanding was computed for purposes of disclosing consolidated net income per weighted average Unit. The weighted average number of Units outstanding for the years ended December 31, 2002, 2001 and 2000 equals the Units outstanding as of such date, adjusted proportionately for Units redeemed or issued based on the respective length of time each was outstanding during the year.

8.   MERRILL LYNCH & CO., INC. GUARANTEE

     Merrill Lynch has guaranteed to the Partnership that it will have sufficient Net Assets, as of the Principal Assurance Date for each series of Units, that the Net Asset Value per Unit will equal, after reduction for all liabilities to third parties and all distributions paid in respect of such Units, not less than $100. The Principal Assurance Date for Series A Units was September 30, 2001. The Principal Assurance Dates for subsequent Series generally occur at each succeeding quarter thereafter.

     The Principal Assurance Dates for Series A through F and K through N came to term on or before December 31, 2002 and were not renewed. The above Series Units remain outstanding, with 100% of their assets allocated to trading, without any "principal protection" feature and no longer pay annual distributions.

9.   COPPER SETTLEMENT

     The Partnership, as a member of a class of plaintiffs, received a settlement payment in August 2002 relating to certain copper trades made by a number of investors, including the Partnership, during a period in the mid-1990s. Members of the class were those who purchased or sold Comex copper futures or options contracts between June 24, 1993 and June 15, 1996. The effect of the settlement payment was included in the Partnership's performance in August 2002.

10.  FAIR VALUE AND OFF-BALANCE SHEET RISK

     The Partnership invests indirectly in derivative instruments as a result of its investment in MM LLC, but does not itself hold any derivative instrument positions. The nature of this Partnership has certain risks, which cannot be presented on the consolidated financial statements.

     MARKET RISK

     Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's net unrealized profit (loss) on such derivative instruments as reflected in the net unrealized profit (loss) as reflected in the Statements of Financial Condition of MM LLC. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by MM LLC, as well as the volatility and liquidity of the markets in which the derivative instruments are traded.

12.  SUBSEQUENT EVENTS

     On January 2, 2003, distributions were announced for Series F. Series F Unitholders received a fixed-rate distribution of $3.50 per unit. Such distributions totaled $26,990.

     Immediately following the distribution announcement and prior to the opening of business on January 2, 2003, Series A through F and K through N, those series that had come to term on or before December 31, 2002, were consolidated into a new series, Series A 2003, with a $1.00 per Unit Net Asset Value. The aggregate Net Asset Value of each investor's new Units is equal to the aggregate Net Asset Value of their original Units at December 31, 2002. The consolidation had no economic effect on the investors. MLIM AS LLC contribution $5,499 to the Partnership, the amount necessary due to the effects of rounding, to insure all investors received Units equal in value to their original holdings at December 31, 2002. The following is a listing of the number of new Units each investor received of Series A for each Unit of their original series holding.

                 NUMBER
      SERIES    OF UNITS
     --------  ----------
     A         122.021960
     B         117.269077
     C         115.242141
     D         112.085339
     E         111.088709
     F         104.084994
     K         123.799970
     L         120.674078
     M         122.310644
     N         117.973383

     After the series consolidation, the brokerage commission rate for Series
     A 2003 was reduced to a monthly rate of 0.604 of 1% (a 7.25% annual rate).

     As of February 28, 2003, the general partner interest and the management authority of the of the Partnership was assigned from MLIM AS LLC to Merrill Lynch Investment Managers, LLC, a wholly-owned subsidiary of MLIM, as part of an internal Merrill Lynch reorganization. This change did not affect the personnel involved in the management of the Partnership. The change will have no impact on the Partnership's investors.

                               * * * * * * * * * *

                 To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


                                Michael Pungello
                             Chief Financial Officer
                         MLIM Alternative Strategies LLC
                               General Partner of
                          ML Principal Protection L.P.

                      ML MULTI-MANAGER PORTFOLIO LLC
                      (A DELAWARE LIMITED LIABILITY COMPANY)


                      Financial Statements for the years ended
                      December 31, 2002 and 2001
                      and Independent Auditors' Report

[MERRILL LYNCH LOGO]

ML MULTI-MANAGER PORTFOLIO LLC
(A Delaware Limited Liability Company)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITORS' REPORT                                                   1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 2002 AND 2001:

  Statements of Financial Condition                                            2

  Statements of Income                                                         3

  Statements of Changes in Members' Capital                                    4

  Notes to Financial Statements                                              5-9

INDEPENDENT AUDITORS' REPORT


To the Members of
 ML Multi-Manager Portfolio LLC:

We have audited the accompanying statements of financial condition of ML Multi-Manager Portfolio LLC (the "Company") as of December 31, 2002 and 2001, and the related statements of income and of changes in members' capital for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ML Multi-Manager Portfolio LLC as of December 31, 2002 and 2001, and the results of its operations and changes in its members' capital for the years then ended in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP


New York, New York
March 3, 2003

ML MULTI-MANAGER PORTFOLIO LLC
(A Delaware Limited Liability Company)

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

ASSETS

                                                           2002             2001
                                                      ---------------  ---------------
Equity in commodity futures trading accounts:
    Cash and option premiums                          $   172,773,081  $   205,396,650
    Net unrealized profit on open contracts (Note 2)        4,530,324        2,077,539
Accrued interest (Note 4)                                     182,180          314,001
                                                      ---------------  ---------------

                TOTAL                                 $   177,485,585  $   207,788,190
                                                      ===============  ===============

LIABILITIES AND MEMBERS' CAPITAL

LIABILITIES:

    Brokerage commissions payable (Note 4)            $       618,102  $       967,361
    Profit Shares payable (Note 5)                          1,400,129          685,683
    Administrative fees payable (Note 4)                       22,373           32,650
    Due to Members                                          1,990,503        4,638,713
                                                      ---------------  ---------------

            Total liabilities                               4,031,107        6,324,407
                                                      ---------------  ---------------

MEMBERS' CAPITAL:

    Voting Members                                        173,454,478      201,463,783
                                                      ---------------  ---------------

            Total Members' capital                        173,454,478      201,463,783
                                                      ---------------  ---------------

                TOTAL                                 $   177,485,585  $   207,788,190
                                                      ===============  ===============

See notes to financial statements.

ML MULTI-MANAGER PORTFOLIO LLC
(A Delaware Limited Liability Company)

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

REVENUES                                                   2002          2001
                                                       ------------  ------------
Trading profit (loss):
    Realized (Note 6)                                  $  9,241,162  $ 26,679,581
    Change in unrealized                                  2,453,406   (11,977,991)
Proceeds from Copper Settlement                           1,176,518             -
                                                       ------------  ------------

        Total trading results                            12,871,086    14,701,590

Interest income (Note 4)                                  3,079,716     8,234,444
                                                       ------------  ------------

        Total revenues                                   15,950,802    22,936,034
                                                       ------------  ------------

EXPENSES

Brokerage commissions (Note 4)                            7,738,731    14,316,819
Profit Shares (Note 5)                                    2,301,983     2,968,452
Administrative fees (Note 4)                                279,753       471,194
                                                       ------------  ------------

        Total expenses                                   10,320,467    17,756,465
                                                       ------------  ------------

NET INCOME                                             $  5,630,335  $  5,179,569
                                                       ============  ============

See notes to financial statements.

ML MULTI-MANAGER PORTFOLIO LLC
(A Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

                                     VOTING MEMBERS
                                     --------------
         MEMBERS' CAPITAL,
          DECEMBER  31, 2000         $ 247,611,967

                 Additions               1,788,034

                 Net income              5,179,569

                Withdrawals            (53,115,787)
                                     -------------

         MEMBERS' CAPITAL,
          DECEMBER  31, 2001         $ 201,463,783

                 Additions               2,491,994

                 Net income              5,630,335

                Withdrawals            (36,131,634)
                                     -------------

         MEMBERS' CAPITAL,
          DECEMBER  31, 2002         $ 173,454,478
                                     =============

See notes to financial statements.

ML MULTI-MANAGER PORTFOLIO LLC
(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

     ML Multi-Manager Portfolio LLC (the "Company") was organized under the Delaware Limited Liability Company Act on May 11, 1998 and commenced trading activities on June 1, 1998. The Company engages in the speculative trading of futures, options on futures, forwards and options on forward contracts on a wide range of commodities. MLIM Alternative Strategies LLC ("MLIM AS LLC"), a wholly-owned subsidiary of Merrill Lynch Investment Managers, LP ("MLIM"), which, in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), has been delegated administrative authority over the Company. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is the Company's commodity broker. The Company has one class of Membership Interests, Voting Interests. Voting Interests are held by multi-advisor funds managed by MLIM AS LLC ("The Members"). The Members control all business activities and affairs of the Company by agreement of the majority interest of the Members, subject to the discretionary trading authority vested in and delegated to the independent trading advisors (the "Advisors") and the administrative authority vested in and delegated to MLIM AS LLC. Each Member is a "commodity pool" sponsored and controlled by MLIM AS LLC and shares in the trading results of the Company in proportion to its respective capital account.

     MLIM AS LLC selects independent advisors to manage the Company's assets, and allocates and reallocates the Company's assets among existing, replacement and additional Advisors.

     ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Commodity futures, options on futures, forwards and options on forward contracts are recorded on the trade date and open contracts are reflected in Net unrealized profit on open contracts in the Statements of Financial Condition at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The Change in unrealized profit on open contracts from one period to the next is reflected in Change in unrealized under Trading profit (loss) in the Statements of Income.

     FOREIGN CURRENCY TRANSACTIONS

     The Company's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results.

     INCOME TAXES

     No provision for income taxes has been made in the accompanying financial statements as each Member is individually responsible for reporting income or loss based on such Member's respective share of the Company's income and expenses as reported for income tax purposes.

     DISTRIBUTIONS

     The Members are entitled to receive any distributions which may be made by the Company in proportion to their respective capital accounts. No such distributions have been declared for the years ended December 31, 2002 or 2001.

     WITHDRAWALS

     Each Member may withdraw some or all of such Member's capital at the Net Asset Value as of the close of business on any business day. There are no withdrawal fees or charges.

     DISSOLUTION OF THE COMPANY

     The Company will terminate on December 31, 2028 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Organization Agreement.

2.   CONDENSED SCHEDULE OF INVESTMENTS

     The Company's investments, defined as Net unrealized profit on open contracts on the Statements of Financial Condition, as of December 31, 2002 and 2001, are as follows:

                                LONG POSITIONS                        SHORT POSITIONS
         2002                   --------------                        ----------------                NET UNREALIZED
COMMODITY INDUSTRY    NUMBER      UNREALIZED   PERCENT OF     NUMBER      UNREALIZED   PERCENT OF    PROFIT (LOSS) ON  PERCENT OF
SECTOR             OF CONTRACTS PROFIT (LOSS)  NET ASSETS  OF CONTRACTS  PROFIT (LOSS) NET ASSETS     OPEN POSITIONS   NET ASSETS
------------------ ------------ -------------  ----------  ------------  ------------  ----------    ----------------  ----------
Agriculture               1,263   $   258,170        0.15%       (1,361) $    348,188        0.20%   $        606,358        0.35%
Currencies            2,193,248     2,945,181        1.70%   (3,207,564)   (1,592,929)      -0.92%          1,352,252        0.78%
Energy                      346        60,714        0.04%           (4)         (160)       0.00%             60,554        0.03%
Interest rates            3,621     2,599,914        1.50%         (370)     (226,998)      -0.13%          2,372,916        1.37%
Metals                      566        97,101        0.06%         (260)       34,845        0.02%            131,946        0.08%
Stock indices                57       (51,080)      -0.03%         (176)       57,378        0.03%              6,298        0.00%
                                  -----------                            ------------                ----------------

Total  2002                       $ 5,910,000        3.41%               $ (1,379,676)      -0.80%   $      4,530,324        2.61%
                                  ===========                            ============                ================

                                       LONG POSITIONS                         SHORT POSITIONS
         2001                          --------------                         ---------------      NET UNREALIZED
COMMODITY INDUSTRY    UNREALIZED         PERCENT OF          UNREALIZED          PERCENT OF       PROFIT (LOSS) ON     PERCENT OF
SECTOR              PROFIT (LOSS)        NET ASSETS         PROFIT (LOSS)        NET ASSETS        OPEN POSITIONS      NET ASSETS
------------------  -------------        ----------         ------------         ----------       ----------------     ----------
Agriculture          $   (98,523)          -0.05%           $    278,886             0.14%        $        180,363           0.09%
Currencies              (518,547)          -0.26%              3,164,842             1.57%               2,646,295           1.31%
Energy                    (8,555)           0.00%               (109,665)           -0.05%                (118,220)         -0.06%
Interest rates          (310,862)          -0.15%                159,725             0.08%                (151,137)         -0.08%
Metals                  (227,476)          -0.11%               (421,110)           -0.21%                (648,586)         -0.32%
Stock indices            151,168            0.08%                 17,656             0.01%                 168,824           0.08%
                     -----------                            ------------                          ----------------

Total  2001          $(1,012,795)          -0.50%           $  3,090,334             1.53%        $      2,077,539           1.03%
                     ===========                            ============                          ================

     No individual contract comprises greater than 5% of the Company's net assets.

3.   FINANCIAL DATA HIGHLIGHTS

     The following ratios have been derived from information provided in the financial statements for the year ended December 31, 2002.

     Total investment return, compounded monthly        3.30%
                                                     =======

     RATIO TO AVERAGE NET ASSETS:

     Expenses                                           5.51%
                                                     =======

     Net income                                         3.00%
                                                     =======

4.   RELATED PARTY TRANSACTIONS

     Currently, all of the Company's U.S. dollar assets are maintained at MLPF&S. On assets held in U.S. dollars, Merrill Lynch credits the Company with interest at the prevailing 91-day U.S. Treasury bill rate. The Company is credited with interest on any of its assets and net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest which Merrill Lynch pays to the Company from the possession of such assets.

     Merrill Lynch charges the Company Merrill Lynch's cost of financing realized and unrealized losses on the Company's non-U.S. dollar-denominated positions.

     Following the allocation of the Company's trading profit and interest income among the Members' Capital Accounts, MLIM AS LLC calculates the brokerage commissions, Profit Shares, administrative fees and other expenses due from the Company to third parties, relating to the Company's trading on behalf of the Members. Such brokerage commissions, fees and expenses are specifically allocated to each member as of the end of each accounting period (not pro rata based on the Members' respective capital accounts) to, and deducted from, the Members' capital accounts and paid out by the Company. The Company pays brokerage commissions to MLPF&S at a flat monthly rate reflecting the fee arrangement between each Member and MLPF&S. For the years ended December 31, 2002 and 2001, the monthly rates for Members ranged from .291 of 1% (a 3.50% annual rate) to .729 of 1% (an 8.75% annual rate) of each Member's month-end assets invested in the Company.

     The Company pays MLIM AS LLC a monthly administrative fee ranging from .021 of 1% (a 0.25% annual rate) to .083 of 1% (a 1.00% annual rate) of each Member's month-end assets. Month-end assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

     MLPF&S pays the Advisors annual Consulting Fees up to 2.5% of the Company's average month-end assets allocated to them for management after reduction for a portion of the brokerage commissions.

5.   ADVISORY AGREEMENTS

     Pursuant to the Advisory Agreements among the Advisors, the Company and MLIM AS LLC, the Advisors determine the commodity futures, options on futures, forwards and options on forward contracts traded on behalf of the Company, subject to certain rights reserved by MLIM AS LLC. The Advisory Agreements generally renew one year after they are entered into, subject to certain renewal rights exercisable by the Company.

     The Company pays, from the Capital Account of each Member, to the Advisors quarterly or annual Profit Shares generally ranging from 20% to 25% of any New Trading Profit, as defined, recognized by each Advisor, attributable to each Member's Capital Account, considered individually irrespective of the overall performance of the such Member's Capital Account. Profit Shares, which are calculated separately in respect of each Member's Capital Account, are determined as of the end of each calendar quarter or year and are also paid to each Advisor upon the withdrawal of capital from the Company by a Member for whatever purpose, other than to pay expenses and upon the reallocation of assets away from an Advisor.

6.   COPPER SETTLEMENT

     The Members, as parties of a class of plaintiffs, received a settlement payment in August 2002 relating to certain copper trades made by a number of investors, including the Members, during a period in the mid-1990's. Parties of the class were those who purchased or sold Comex copper futures or options contracts between June 24, 1993 and June 15, 1996. The amount of the settlement was paid to MM LLC on behalf of each member, based upon each Member's individual investment activity related to Comex copper futures or options. The effect of the settlement was included in the Company's performance in August 2002.

7.   FAIR VALUE AND OFF-BALANCE SHEET RISK

     The nature of this Company has certain risks, which cannot be presented on the financial statements. The following summarizes some of those risks.

     MARKET RISK

     Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Company's Net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Company's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Company as well as the volatility and liquidity of the markets in which the derivative instruments are traded.

     MLIM AS LLC has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of the Advisors, calculating the Net Asset Value of the Company as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLIM AS LLC does not itself intervene in the markets to hedge or diversify the Company's market exposure, MLIM AS LLC may urge the Advisors to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that the Advisors have begun to deviate from past practice or trading policies or to be trading erratically, MLIM AS LLC's basic risk control procedures consist simply of the ongoing process of advisor monitoring, with the market risk controls being applied by the Advisors themselves.

     CREDIT RISK

     The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

     The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit on open contracts, if any, included in the Statements of Financial Condition. The Company attempts to mitigate this risk by dealing almost exclusively with Merrill Lynch entities as clearing brokers.

     The Company, in its normal course of business, enters into various contracts, with MLPF&S acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in the Equity in commodity futures trading accounts in the Statements of Financial Condition.

8.   SUBSEQUENT EVENTS

     As of February 28, 2003, the administrative authority of the Company and the management authority of the Members was assigned from MLIM AS LLC to Merrill Lynch Investment Managers, LLC, a wholly-owned subsidiary of MLIM, as part of an internal Merrill Lynch reorganization. This change will not affect the personnel involved in the management of the Company. The change will not have an impact on the Company's investors.

                                 * * * * * * * *

                 To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


                               Michael L. Pungello
                             Chief Financial Officer
                         MLIM Alternative Strategies LLC
                           Commodity Pool Operator of
                         ML Multi-Manager Portfolio LLC

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